UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Amendment No. 2

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 15, 2017

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
As described in the Current Report on Form 8-K/A filed on January 29, 2018, we are filing this Amendment No. 2 on Form 8 K/A (this “Form 8-K/A No. 2” or "Amended Filing") to amend our Form 8-K/A originally filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2018 (the “Original Filing”), relating to our unaudited pro forma condensed consolidated financial statements and related footnote disclosures. The Unaudited Pro Forma Condensed Combined Balance Sheet has been prepared assuming the acquisition occurred as of September 30, 2017. The Unaudited Pro Forma Condensed Combined Statements of Operations have been prepared assuming the acquisition occurred as of January 1, 2016 (the "Pro Forma Statements").
Background
The unaudited pro forma condensed combined financial information of the Company and the Management Companies for the year ended December 31, 2016 and as of the nine months ended September 30, 2017 were filed on January 26, 2018 as Exhibit 99.13 on Form 8-K/A, and has been amended to correct: (1) “Income tax benefit, net” on Unaudited Pro Forma Condensed Combined Statement of Operations (“Statement of Operations”) should have been an expense of $8.3 million for the December 31, 2016 period and $2.7 million for the September 30, 2017 period and the resulting calculations noted below, and (2) notes (g) and (h) on the Unaudited Pro Forma Condensed Combined Balance Sheet (“Balance Sheet”) relating to the $2.5 million holdback which should have been characterized as “Other current liabilities”, not “Long term debt, net of current portion”.

After the corrections to the 2016 Statement of Operations, Nobilis Health Corp. Combined “Income tax expense” is $8.3 million versus a benefit of $2.1 million, resulting in “Net Income” of $21.3 million versus $31.7 million. “Net income attributable to noncontrolling interests” is $9.0 million versus $14.7 million. “Net income attributable to Nobilis Health Corp.” is $12.3 million versus $17.1 million. “Net income per basic common share” and “Net income per fully diluted common share” are $0.16 versus $0.22. "Weighted average shares outstanding (basic)" is 76.8 million shares versus 77.1 million shares.

After the corrections to the 2017 Statement of Operations, Nobilis Health Corp. Combined “Income tax expense” is $2.7 million, as opposed to a benefit of $3.3 million, resulting in “Net Income” of $9.4 million versus $15.5 million. “Net income attributable to noncontrolling interests” is $5.7 million versus $7.1 million. “Net income attributable to Nobilis Health Corp.” is $3.8 million versus $8.3 million. “Net income per basic common share” and “Net income per fully diluted common share” are $0.05 versus $0.11. "Weighted average shares outstanding (basic)" is 78.2 million shares versus 78.4 million shares. After the correction to the 2017 Balance Sheet, “Other current liabilities” increased by $2.5 million, to $16.5 million, which results in an increase in “Total current liabilities” from $84.4 million to $86.9 million, and “Long-term debt, net of current portion” decreased from $100.7 million to $98.2 million.

Except as described above, this Amended Filing does not amend, update or change any other items or disclosures in the Original Filing and does not purport to reflect any information or events subsequent to the filing thereof. As such, this Amended Filing speaks only as of the date the Original Filing was filed, and the Registrant has not undertaken herein to amend, supplement or update any information contained in the Original Filing to give effect to any subsequent events and any forward-looking statements represent management's views as of the Original Filing Date and should not be assumed to be accurate as of any date thereafter. Accordingly, this Amended Filing should be read in conjunction with the Registrant's filings made with the SEC subsequent to the filing of the Original Filing, including any amendment to those filings.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)    Pro Forma Financial Information

The amended unaudited pro forma condensed combined financial information of the Company and the Management Companies for the year ended December 31, 2016 and as of the nine months ended September 30, 2017 are filed as Exhibit 99.13 to this amended filing.

(b)     None.

(c)    None.

(d)    Exhibits.

Exhibit Number	Exhibit Description

99.13
Unaudited pro forma condensed combined balance sheet and statement of operations as of the nine months ended September 30, 2017, as well as unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016, giving effect to the Company's acquisition of the Management Companies as if it had occurred on January 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ David Young
David Young
Chief Financial Officer

Date: January 29, 2018